UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       Gaming & Entertainment Group, Inc.
 -------------------------------------------------------------------------------
    (Exact name of registrant as specified in its charter)

               Utah                                         59-1643698
---------------------------------------     ------------------------------------
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

 6757 Spencer St., Las Vegas, Nevada                           89119
----------------------------------------     -----------------------------------
(Address of principal executive offices)                     (Zip Code)

     Gaming & Entertainment Group, Inc. 2004 Stock Option and Incentive Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                Gregory L. Hrncir
                    6757 Spencer St., Las Vegas, Nevada 89119
--------------------------------------------------------------------------------
            (Name and address telephone number of agent for service)

                                 (702) 407-2471
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                     CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                                   Proposed            Proposed            Amount of
        Title of each class of              Amount to be       maximum offering    maximum aggregate      Registration
      Securities to be registered          Registered(1)      price per share(2)   offering price(2)          Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value..........   3,000,000 shares          $0.773            $2,319,000              $294
===========================================================================================================================

(1) Represents the maximum number of shares that may be distributed pursuant to this Registration Statement.

(2) Computed pursuant to Rule 457(h) solely for purposes of determining the registration fee, based upon $0.773, the weighted average exercise price for the options outstanding to purchase 2,903,149 shares of the Registrant's common stock, and $0.46, the closing price of the Registrant's common stock as reported on the Over The Counter Bulletin Board on September 28, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.       Plan Information.*

Item 2.       Registrant Information and Employee Plan Annual Information.*

              * The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the Note to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

            The following material previously filed by Gaming & Entertainment Group, Inc. (the "Company" or "Registrant") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

      1. The Company's Annual Report on Form 10-KSB filed on April 14, 2004 for the fiscal year ended December 31, 2003.

      2. The Company's Proxy Statement on Schedule 14A filed on April 29, 2004.

      3. The Company's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2004 filed on May 24, 2004, and Form 10-QSB for the quarterly period ended June 30, 2004 filed on August 16, 2004.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Company's common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item  4.    Description of Securities.

            Item 4 is not applicable.

Item 5.     Interests of Named Experts and Counsel.

            Item 5 is not applicable.

Item 6.     Indemnification of Directors and Officers.

            The Company's 2004 Stock Option and Incentive Plan (the "Plan") provides that no member of the committee charged with the administration of the Plan shall be liable for any act or failure to act taken in good faith with respect to the Plan, any option, or any right to acquire shares of Common Stock under the Plan. The Plan further provides that service on the committee shall constitute service as a director of the Company so that a member of the committee shall be entitled to indemnification and reimbursement as a director of the Company to the full extent allowable under its governing instruments and applicable law.

            Article XII of our amended and restated bylaws provide for indemnification of our directors, officers, employees and other agents to the fullest extent and under the circumstances permitted under the laws of the State of Utah.

            Even though indemnification for liabilities arising under the Securities Act may be provided to certain directors and officers pursuant to the terms of our amended and restated bylaws, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.     Exemption from Registration Claimed.

            Item 7 is not applicable.

Item 8.     Exhibits

     Exhibit Number       Description

          4.01            Form of Common Stock Certificate
          5.01 Opinion of Gregory L. Hrncir, Esq. regarding the legality of the securities being registered.
         10.01 Gaming & Entertainment Group, Inc. 2004 Stock Option and Incentive Plan.
         23.01            Consent of JH Cohn, LLP.
         23.02            Consent of Gregory L. Hrncir, Esq. (included in
                          Exhibit 5.01).
         24.01            Power of Attorney (included on page 5).

Item 9.     Undertakings

      (a)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii) To include any additional or changed material information on the plan of distribution.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

            (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on September 29, 2004.

                                    GAMING & ENTERTAINMENT GROUP, INC.

                                    By: /s/ Gregory L. Hrncir
                                        -----------------------------------
                                        Gregory L. Hrncir
                                        President, Secretary and Director

                                POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory L. Hrncir, as a true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement filed herewith and any or all amendments to said registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission granting unto said attorney-in-fact and agent the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

            In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:


SIGNATURE                             TITLE                                              DATE

/s/ Tibor N. Vertes                  Chief Executive Officer and Chairman                September 29, 2004
----------------------------------
Tibor N. Vertes                      (Principal Executive Officer)

/s/ Gregory L. Hrncir                President, Secretary and Director                   September 29, 2004
----------------------------------
Gregory L. Hrncir                   (Principal Financial and Accounting Officer)

/s/ Jay Sanet                        Director                                            September 29, 2004
----------------------------------
Jay Sanet


                                  EXHIBIT INDEX

     Exhibit Number                                           Description                                          Page
     --------------                                           -----------                                          ----
          4.01            Form of Common Stock Certificate                                                          *
          5.01            Opinion of Gregory L. Hrncir, Esq.regarding the legality of the securities being          7
                          registered
         10.01            Gaming & Entertainment Group, Inc. 2004 Stock Option and Incentive Plan                   **
         23.01            Consent of JH Cohn LLP                                                                    9
         23.02            Consent of Gregory L. Hrncir, Esq. (included in Exhibit 5.01)                             -
         24.01            Power of Attorney (included on page 5)                                                    -

* Previously filed as an exhibit to the registrant's Annual Report on Form 10-KSB, as filed with the Commission on April 14, 2004.

**   Previously filed as an exhibit to the registrant's Proxy Statement on
     Schedule 14A, as filed with the Commission on April 29, 2004.